EXHIBIT 23.5

CONSENT OF INDEPENDENT AUDITORS

L-1 Identity Solutions, Inc.

Stamford, Connecticut

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of L-1 Identity Solutions, Inc., of our report dated January 20, 2006 relating to our audit of the financial statements of SpecTal, LLC, which appears in the Current Report on Form 8-K/A of L-1 Identity Solutions, Inc., dated December 22, 2006.

/s/ SNYDER, COHN, COLLYER, HAMILTON & ASSOCIATES, P.C.

Bethesda, Maryland

December 26, 2006